                                   FIRST AMENDMENT
                                          TO
                                   RIGHTS AGREEMENT

              THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into as of October 8, 1996, between Super Food Services, Inc., a Delaware corporation (the "Company), and Chase Mellon Shareholder Services LLC, as successor to The Chase Manhattan Bank, N.A., as rights agent (the "Rights Agent"). This Amendment modifies and amends the Rights Agreement, dated as of January 27, 1989, between the Company and the Rights Agent (the "Rights Agreement").

                                  W I T N E S E T H:

              WHEREAS, on January 27, 1989, the Board of Directors of the Company authorized and declared a dividend distribution of one right (a "Right") for each Common Share, par value $1.00 per share (the "Common Stock"), of the Company outstanding at the close of business on February 6, 1989 (the "Record Date"), each Right initially representing the right to purchase one one-hundredth of a share of the Series A Junior Participating Preferred Stock of the Company having the rights. powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached as Exhibit A to the Rights Agreement, upon the terms and subject to the conditions set forth in the Rights Agreement; and

              WHEREAS, the Board of Directors of the Company also authorized the issuance of one Right in respect of each share of Common Stock of the Company that is issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (as such terms are defined in the Rights Agreement; and

              WHEREAS, pursuant to the Rights Agreement, the number of Rights associated with each share of Common Stock was reduced from one to two-thirds of a Right associated with each share of Common Stock by reason of a 50% stock dividend on the shares of Common Stock distributed on December 15, 1989; and

              WHEREAS, the Rights remain issued and outstanding as of the date hereof and the Rights Agreement remains in effect with respect thereto; and

              WHEREAS, as of the date hereof no Triggering Event or Stock Acquisition Date has occurred; and

              WHEREAS, the Company, Nash-Finch Company, a Delaware corporation ("Parent"), and NFC Acquisition Corporation, a Delaware corporation ("Sub"), propose to enter into an Agreement and Plan of Merger (the "Parent Merger Agreement"); and

              WHEREAS, Parent, Sub and certain stockholders of the Company propose to enter into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which such stockholders will, subject to the terms and conditions therein set forth, agree among other things to tender their shares of Common Stock to Sub pursuant to the Offer (as hereinafter defined) and grant to Parent proxies to vote their respective shares of Common Stock in favor of adoption of the Parent Merger Agreement; and

              WHEREAS, in connection with the anticipated approval, execution, and delivery of the Parent Merger Agreement, the Board of Directors of the Company has adopted, in accordance with Section 26 of the Rights Agreement, a resolution approving this Amendment and directing the appropriate officers of the Company to take all appropriate steps to execute, deliver, and put into effect this Amendment, and an appropriate officer of the Company has provided a certificate to the Rights Agent as provided for in Section 26 of the Rights Agreement.

              NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

              1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is amended and restated in its entirety to read as follows:

              (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; except that for purposes of this Section 1(a), neither Parent nor any Affiliate or Associate of Parent shall be deemed to be or become an Acquiring Person by reason of the approval, execution, or delivery of the Stockholders Agreement or the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including, without limitation the Offer (as hereinafter defined), so long as Parent or any Affiliate or Associate of Parent is not the Beneficial Owner of any shares of Common Stock of the Company other than
    (A) shares of Common Stock of the Company of which Parent or any Subsidiary of Parent is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stockholders Agreement or the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including, without limitation, the Offer and and
    (B) shares of Common Stock of the Company Beneficially Owned by Parent or its Affiliates or Associates on October 8, 1996.

              2. AMENDMENT OF SECTION 1(c). Section 1(c) of the Rights Agreement is amended and restated in its entirety to read as follows:

              (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

              (i) which such Person, or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
         (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

              (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company; PROVIDED, HOWEVER, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

    Notwithstanding any of the foregoing clauses (i), (ii) or (iii), neither Parent nor any of its Affiliates or Associates shall be deemed the "Beneficial Owner" of, or to "beneficially own," any securities by reason of the approval, execution, delivery, and performance of the Stockholders Agreement or the Parent Merger Agreement, or all of them, and the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including the Offer, so long as neither Parent nor any of its Affiliates or Associates is the Beneficial Owner of any shares of Common Stock of the Company other than
    (A) shares of Common

    Stock of the Company of which Parent or any Subsidiary of Parent is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stockholders Agreement or the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including, without limitation, the Offer and (B) shares of Common Stock of the Company Beneficially Owned by Parent or its Affiliates or Associates on October 8, 1996.

              3. ADDITION OF SECTION 1(n). A new Section 1(n) is added to the Rights Agreement, to read as follows:

              (t) The "Parent Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 8, 1996, by and among Parent, Sub and the Company, as amended from time to time.

              4. ADDITION OF SECTION 1(o). A new Section 1(o) is added to the Rights Agreement, to read as follows:

              (o) "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of October 8, 1996, by and among Parent, Sub and certain stockholders of the Company, as amended from time to time.

              5. ADDITION OF SECTION 1(p). A new Section 1(p) is added to the Rights Agreement, to read as follows:

              (p) "Parent" shall mean Nash-Finch Company, a Delaware corporation, and its successors.

              6. ADDITION OF SECTION 1(q). A new Section 1(q) is added to the Rights Agreement, to read as follows:

              (x) The "Parent Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 8, 1996, by and among Parent, Sub and the Company, as the same may be from time-to-time amended.

              7. ADDITION OF SECTION 1(r). A new Section 1(r) is added to the Rights Agreement, to read as follows:

              (r) "Sub" shall mean NFC Acquisition Corporation, a Delaware corporation, and its successors.

              8. ADDITION OF SECTION 1(s). A new Section 1(s) is added to the Rights Agreement, to read as follows:

              (s)  The "Offer" shall mean the tender offer contemplated by
    Section 1.1 of the Parent Merger Agreement.


              9. AMENDMENT OF SECTION 3(c). Section 3(c) of the Rights Agreement is amended and restated in its entirety to read as follows:

              (c) Rights shall be issued in respect of all shares of Common Stock which are (i) issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, or (ii) issued upon exercise, after the Record Date but before the Expiration Date, of any employee stock option granted by the Company prior to the occurrence of the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Super
         Food Services, Inc. (the "Company") and The Chase Manhattan Bank,
         N.A. (the "Rights Agent"), dated as of January 27, 1989, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights
         Agent. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights
         Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.
         Under certain
         circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

    With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented such certificates shall be evidenced by the certificates alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by the certificate.

              10. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended and restated in its entirety to read as follows:

              (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier to occur of (i) the consummation of the Offer and acceptance for payment of the shares of Common Stock tendered pursuant to the Offer, (ii) the close of business on January 26, 1999 (the "Final Expiration Date") or
    (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date").


              11. AMENDMENT OF SECTION 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended and restated in its entirety to read as follows:

              (ii) In the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, unless the event causing the 20% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock of the Company at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to shareholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders, then, promptly following the first occurrence of any Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof), shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); except that, for purposes of this Section 11(a)(ii), neither Parent nor any Affiliate or Associate of Parent shall be deemed to be the Beneficial Owner of shares of Common Stock by reason of the approval, execution, or delivery of the Stockholders Agreement, the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement, the Parent Merger Agreement, or all of them, so long as Parent or any Subsidiary of Parent is not the Beneficial Owner of any Common Shares of the Company other than (A) shares of Common Stock of the Company of which Parent or any Subsidiary of Parent is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stockholders Agreement or the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including, without limitation, the Offer and (B) shares of Common Stock of the Company Beneficially Owned by Parent or its Affiliates or Associates on October 8, 1996.

              12.  ADDITION OF SECTION 33.  A new Section 33 is added

to the Rights Agreement, to read as follows:

              Section 33. CERTAIN EVENTS. Notwithstanding any provision of this Agreement to the contrary, none of Parent or any of its Affiliates or Associates shall become an Acquiring Person and no Distribution Date, Shares Acquisition Date or Triggering Event shall be deemed to have occurred, and no holder of Rights shall be entitled to exercise the Rights under or be entitled to any rights pursuant to Sections 7(a), 11(a), or 13(a) of this Agreement, solely by reason of the following: (a) the approval, execution, or delivery of the Stockholders Agreement, the Parent Merger Agreement, or all of them, or the consummation of any transaction contemplated by the Stockholders Agreement, the Parent Merger Agreement, or all of them, and (b) the purchase of shares of Common Stock pursuant to the Offer; and, upon consummation of the Offer and acceptance for payment of the shares of Common Stock tendered pursuant to the Offer, the Rights will no longer be outstanding, and the former holders of the Rights will not have any claims or rights thereunder; except that, in the event Parent or any Affiliate or Associate of Parent becomes the Beneficial Owner of any shares of Common Stock of the Company other than (A) shares of Common Stock of the Company of which Parent or any Subsidiary of Parent is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stockholders Agreement or the Parent Merger Agreement, or all of them, or by reason of the consummation of any transaction contemplated by the Stockholders Agreement or the Parent Merger Agreement, or all of them, including, without limitation, the Offer and (B) shares of Common Stock of the

    Company Beneficially Owned by Parent or its Affiliates or Associates on October 8, 1996, the provisions of this Section 33 shall not be applicable.

              13. EFFECTIVENESS. This Amendment shall be deemed to be in force and effective immediately upon execution and delivery of the Stockholders Agreement, the Parent Merger Agreement, or both. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

              14.  MISCELLANEOUS.

              (a) This Amendment shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns.

              (b) Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights Agreement.

              (c) This Amendment shall be deemed to be a contract made under the substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

              (d) This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

              (e) If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to

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


be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.




                           SUPER FOOD SERVICES, INC.

                           By:  /s/ John Demos
                               ---------------------------
                               John Demos
                               Vice Chairman of the Board,
                               General Counsel and Secretary


                           CHASE MELLON SHAREHOLDER
                           SERVICES LLC, successor to
                           The Chase Manhattan Bank, N.A.,
                           as Rights Agent


                           By: /s/ J.A. Livingston
                               --------------------------------------------

                               Name:  J.A. Livingston
                                      -------------------------------------

                               Title: Authorized Officer and Vice President
                                      -------------------------------------

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